UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

Donegal Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 717-426-1931

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2015, our board of directors appointed Barry C. Huber to fill a Class C vacancy on our board of directors. Pursuant to our by-laws, Mr. Huber will serve until his successor takes office following his election at our 2016 annual meeting of stockholders.

Mr. Huber practiced for over 35 years as a certified public accountant with the Lancaster, Pennsylvania-based public accounting firm Trout, Ebersole & Groff, LLP, for which he served as managing partner from 1998 to 2010. He retired from that firm in 2012. He served as a director of Union National Financial Corporation and Union National Community Bank from 2006 until 2011. Since Donegal Financial Services Corporation acquired Union National Financial Corporation in 2011, Mr. Huber has served as a director and chairman of the audit committee of the board of directors of Union Community Bank.

Mr. Huber will become a member of the audit committee of our board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.

By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Executive Vice
President and Chief Financial Officer

Date: February 4, 2015